                                    EXHIBIT 99.1
LendingClub Reports First Quarter 2021 Results
Sequential Revenue Growth of 40% Exceeds High End of Guidance
Raising Full Year Outlook

SAN FRANCISCO – April 28, 2021 – LendingClub Corporation (NYSE: LC), America’s leading digital marketplace bank, today announced financial results for the first quarter ended March 31, 2021.
“We had a great start to the year, accelerating personal loan origination growth by leveraging our strategic advantages including our customer base of 3 million members, our data and technology capabilities, and our newly acquired digital bank,” said Scott Sanborn, CEO of LendingClub. “Personal loans are paving the road to our broader ambitions as our vertically integrated model delivers a new and recurring revenue stream, lowers our issuance costs and generates strong and sustained growth.”

Results Reflect Completed Acquisition of Radius (now LendingClub Bank) and Strong Sequential Growth
•63% sequential growth in origination volume.
•40% sequential growth in total revenue, driven by growth in originations, partially offset by revenue deferrals on originations retained on the balance sheet.
◦20% sequential growth in non-interest income, representing 83% of total revenue.
◦New, recurring revenue stream of net interest income of $18.5 million compared to $2.9 million in the fourth quarter of 2020.
•Stronger first quarter revenue growth improved bottom line results versus our guidance.
•First quarter 2021 net loss of $47 million included $44 million of the following notable items: $21 million of Current Expected Credit Loss (CECL) expenses related to acquired loans and loan growth, $14 million of net revenue deferrals on retained loans, and $9 million of non-recurring expenses related to the acquisition of Radius.

	Three Months Ended
($ in millions)	March 31, 2021	December 31, 2020	QoQ %
Loan originations	$1,483.2	$912.0	63%
Total revenue	$105.8	$75.5	40%
Consolidated net loss	$(47.1)	$(26.7)	76%

Strategic and Financial Benefits of Digital Bank Acquisition Are Being Realized Immediately
•Successfully transitioned to all new personal loan originations being issued through LendingClub Bank as we exited the quarter, saving on issuing fees previously paid to a third-party issuing bank partner.
•Retained $344 million of personal loans, building an attractive and recurring revenue stream which generates approximately 3x the earnings of loans sold through the marketplace.
•Benefited from a core deposit base of over $2 billion from the acquisition, reducing overall funding costs by approximately 300 basis points compared to 2020.
•Leveraged new digital banking capabilities and extended support of the Paycheck Protection Program (PPP), which has cumulatively facilitated over $870 million of loans to help small businesses keep over 75,000 people employed.

Financial Outlook – Raising Full Year Targets

(millions)	Second Quarter 2021	Full Year 2021	Versus Prior Full Year 2021 Guidance
Loan originations	$1.7B to $1.9B	$6.8B to $7.3B	+$500M to +$1B
Total revenue	$130M to $140M	$500M to $530M	+$12M to +$42M
Consolidated net loss	($40M) to ($30M)	($167M) to ($142M)	+$33M

Items Impacting Q1’21 Consolidated Net Loss

(millions)	Consolidated Net Loss Impact	Per Share Impact	Commentary
Revenue deferrals, net of amortization	$(14.0)	$(0.14)	Deferred revenue, net of deferred expense and amortization during the period
Provision for credit losses	$(21.5)	$(0.22)	Includes $6.9 million Day 1 CECL adjustment for legacy Radius assets
Non-recurring expenses	$(8.9)	$(0.09)	Non-recurring expenses primarily related to the acquisition of Radius
Total	$(44.4)	$(0.46)

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. It is the leading digital marketplace bank in the US. Members can gain access to a broad range of financial products and services through a technology-driven platform, designed to help them pay less when borrowing and earn more when saving. Since 2007, more than 3 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub first quarter 2021 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, April 28, 2021. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 0419659, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until March 17, 2021, by calling +1 (877) 344-7529 or outside the U.S. +1 (412) 317-0088, with Conference ID 10151870. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Safe Harbor Statement
Some of the statements above, including statements regarding future products and services, our ability to effectuate and the effectiveness of certain strategy initiatives, anticipated future financial results, value delivery for customers and stockholders, and the impact of the Radius acquisition and resulting bank charter on our business are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing borrowers and investors; our ability to obtain or add bank functionality and a bank charter; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Non-interest income (1):
Marketplace revenue	$81,727	$69,322	$102,477
Other non-interest income	5,607	3,276	4,511
Total non-interest income	87,334	72,598	106,988

Interest income (1):
Interest on loans held for sale	5,157	5,297	27,376
Interest and fees on loans and leases held for investment	15,301	—	—
Interest on retail and certificate loans held for investment at fair value	20,262	23,759	35,376
Interest on other loans held for investment at fair value	1,479	1,666	1,999
Interest on securities available for sale	2,235	2,194	3,779
Other interest income	156	34	881
Total interest income	44,590	32,950	69,411

Interest expense (1):
Interest on deposits	1,014	—	—
Interest on short-term borrowings	1,264	1,506	7,398
Interest on retail notes, certificates and secured borrowings	20,262	23,759	35,376
Interest on Structured Program borrowings	3,208	4,786	2,299
Interest on other long-term debt	336	—	140
Total interest expense	26,084	30,051	45,213

Net interest income (1)	18,506	2,899	24,198

Total net revenue (1)	105,840	75,497	131,186

Provision for credit losses (1)	21,493	(417)	10,980

Non-interest expense (1):
Compensation and benefits	64,420	52,527	75,545
Marketing	19,545	8,488	39,081
Equipment and software	7,893	5,911	6,490
Occupancy	6,900	5,629	6,813
Depreciation and amortization	11,766	12,198	12,873
Professional services	11,603	9,057	14,141
Other non-interest expense	12,125	9,083	13,031
Total non-interest expense	134,252	102,893	167,974

Loss before income tax expense	(49,905)	(26,979)	(47,768)
Income tax expense (benefit)	(2,821)	(324)	319
Consolidated net loss	$(47,084)	$(26,655)	$(48,087)

Net loss per share attributable to common stockholders – Basic and Diluted (2)	$(0.49)	$(0.29)	$(1.10)
Weighted-average common shares – Basic and Diluted (2)	92,666,169	81,368,674	86,505,560
Net income (loss) per share attributable to preferred stockholders – Basic and Diluted (2)	$(0.49)	$(0.29)	$18.36
Weighted-average common shares, as converted – Basic and Diluted (2)	2,648,758	10,512,486	2,579,710
(1)    Prior period amounts have been reclassified to conform to the current period presentation.

(2)    The following table details the computation of the Company’s basic and diluted net income (loss) per share of common stock and preferred stock (presented on an as-converted basis):

	Three Months Ended
	March 31, 2021		December 31, 2021		March 31, 2020
	Common Stock	Preferred Stock	Common Stock	Preferred Stock	Common Stock	Preferred Stock
Allocation of undistributed consolidated net loss	$(45,776)	$(1,308)	$(23,605)	$(3,050)	$(45,240)	$(2,847)
Deemed dividend	—	—	—	—	(50,204)	50,204
Net income (loss) attributable to stockholders (3)	$(45,776)	$(1,308)	$(23,605)	$(3,050)	$(95,444)	$47,357
Weighted-average common shares – Basic and Diluted	92,666,169	2,648,758	81,368,674	10,512,486	86,505,560	2,579,710
Net income (loss) per share attributable to stockholders – Basic and Diluted	$(0.49)	$(0.49)	$(0.29)	$(0.29)	$(1.10)	$18.36
(3)    For the first quarter of 2020, reflects a deemed dividend paid to our largest stockholder upon the exchange of all shares of LendingClub common stock held by it for newly issued shares of mandatorily convertible, non-voting, LendingClub Series A preferred stock.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions) (1)	$1,483	$912	$584	$326	$2,521	63%	(41)%
Total revenue (2)	$105,840	$75,497	$71,043	$40,357	$131,187	40%	(19)%
Consolidated net loss	$(47,084)	$(26,655)	$(34,325)	$(78,471)	$(48,087)	(77)%	(2)%
EPS (common stockholders) – diluted (3)	$(0.49)	$(0.29)	$(0.38)	$(0.87)	$(1.10)	(69)%	(55)%

Loan Originations by Investor Type:
Banks	29%	33%	41%	68%	43%
Self-directed retail investors	—%	8%	13%	17%	4%
LendingClub Bank	23%	—%	—%	—%	—%
LendingClub inventory (4)	5%	1%	2%	5%	20%
Managed accounts and other institutional	43%	58%	44%	10%	33%
Total	100%	100%	100%	100%	100%

Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$9,185	$10,139	$11,249	$12,421	$14,118	(9)%	(35)%
Retail notes, certificates and secured borrowings	537	680	756	851	991	(21)%	(46)%
LendingClub Bank	399	57	79	109	147	N/M	171%
Other loans invested in by the Company	150	183	262	690	866	(18)%	(83)%
Total	$10,271	$11,002	$12,267	$13,962	$15,975	(7)%	(36)%
Employees and contractors (5)	1,192	1,030	998	1,008	1,542	16%	(23)%
N/M – Not meaningful
(1)     Includes unsecured personal loans, auto loans, and education and patient finance loans.
(2)     Prior period total net revenue balances have been recast related to credit valuation adjustments on securities available for sale being reclassified from net fair value adjustments to provision for credit losses.
(3)     For the first quarter of 2020, reflects a $50.2 million deemed dividend paid to our largest stockholder upon the exchange of all shares of LendingClub common stock held by it for newly issued shares of mandatorily convertible, non-voting, LendingClub Series A preferred stock.
(4)     LendingClub inventory reflects loans purchased or pending purchase by the Company during the period, excluding loans held by the Company through consolidated trusts, if applicable, and not yet sold as of the period end.
(5)     As of the end of each respective period.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands, except percentages or as noted)
(Unaudited)

The activity in the allowance for expected credit losses for the quarter ended March 31, 2021 was as follows:

March 31, 2021
Allowance for loan and lease losses, beginning of period	$—
Credit loss expense for loans and leases held for investment	23,553
Initial allowance for PCD assets acquired during the period	12,440
Charge-offs	—
Recoveries	139
Allowance for loan and lease losses, end of period	$36,132

Reserve for unfunded lending commitments, beginning of period	$—
Credit loss expense for unfunded lending commitments	410
Reserve for unfunded lending commitments, end of period	$410

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets (1)
Cash and due from banks	$34,261	$5,197
Interest-bearing deposits in banks	797,539	519,766
Total cash and cash equivalents	831,800	524,963
Restricted cash	139,080	103,522
Securities available for sale at fair value (includes $273,331 and $159,164 at amortized cost, respectively)	274,419	142,226
Loans held for sale at fair value	166,623	121,902
Loans and leases held for investment	2,115,432	—
Allowance for loan and lease losses	(36,132)	—
Loans and leases held for investment, net	2,079,300	—
Retail and certificate loans held for investment at fair value	507,157	636,686
Other loans held for investment at fair value	42,485	49,954
Property, equipment and software, net	95,313	96,641
Goodwill	75,717	—
Other assets	279,195	187,399
Total assets	$4,491,089	$1,863,293
Liabilities and Equity (1)
Deposits:
Interest-bearing	$2,229,827	$—
Noninterest-bearing	143,610	—
Total deposits	2,373,437	—
Short-term borrowings	90,091	104,989
Advances from Paycheck Protection Program Liquidity Facility (PPPLF)	370,086	—
Retail notes, certificates and secured borrowings at fair value	507,203	636,774
Payable on Structured Program borrowings	133,499	152,808
Other long-term debt	18,572	—
Other liabilities	265,066	244,551
Total liabilities	3,757,954	1,139,122
Equity
Series A Preferred stock, $0.01 par value; 1,200,000 shares authorized; 0 and 43,000 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 180,000,000 shares authorized; 97,228,126 and 88,149,510 shares issued and outstanding, respectively	972	881
Additional paid-in capital	1,563,865	1,508,020
Accumulated deficit	(833,298)	(786,214)
Treasury stock, at cost; 4,251 and 0 shares, respectively	(92)	—
Accumulated other comprehensive income	1,688	1,484
Total equity	733,135	724,171
Total liabilities and equity	$4,491,089	$1,863,293
(1)    Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS BY SEGMENT
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	LendingClub Corporation (Parent only)		LendingClub Bank		Intercompany Eliminations		Total
	March 31, 2021	December 31, 2020	March 31, 2021	December 31, 2020	March 31, 2021	December 31, 2020	March 31, 2021	December 31, 2020
Assets
Total cash and cash equivalents	$75,950	$524,963	$792,701	$—	$(36,851)	$—	$831,800	$524,963
Restricted cash	139,080	103,522	—	—	—	—	139,080	103,522
Securities available for sale at fair value	122,766	142,226	151,653	—	—	—	274,419	142,226
Loans held for sale at fair value	105,792	121,902	60,831	—	—	—	166,623	121,902
Loans and leases held for investment, net	—	—	2,079,300	—	—	—	2,079,300	—
Retail and certificate loans held for investment at fair value	507,157	636,686	—	—	—	—	507,157	636,686
Other loans held for investment at fair value	42,485	49,954	—	—	—	—	42,485	49,954
Property, equipment and software, net	88,364	96,641	6,949	—	—	—	95,313	96,641
Goodwill	—	—	75,717	—	—	—	75,717	—
Other assets	206,756	187,399	123,227	—	(50,788)	—	279,195	187,399
Total assets	1,747,267	1,863,293	3,290,378	—	(546,556)	—	4,491,089	1,863,293
Liabilities and Equity
Total deposits	—	—	2,410,288	—	(36,851)	—	2,373,437	—
Short-term borrowings	87,347	104,989	2,744	—	—	—	90,091	104,989
Advances from PPPLF	—	—	370,086	—	—	—	370,086	—
Retail notes, certificates and secured borrowings at fair value	507,203	636,774	—	—	—	—	507,203	636,774
Payable on Structured Program borrowings	133,499	152,808	—	—	—	—	133,499	152,808
Other long-term debt	15,738	—	2,834	—	—	—	18,572	—
Other liabilities	240,486	244,551	75,875	—	(51,295)	—	265,066	244,551
Total liabilities	984,273	1,139,122	2,861,827	—	(88,146)	—	3,757,954	1,139,122
Total equity	762,994	724,171	428,551	—	(458,410)	—	733,135	724,171
Total liabilities and equity	$1,747,267	$1,863,293	$3,290,378	$—	$(546,556)	$—	$4,491,089	$1,863,293

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The following table is provided to delineate between the assets and liabilities belonging to our member payment dependent self-directed retail program (Retail Program) note holders and certain VIEs that we are required to consolidate in accordance with GAAP. Such assets are not legally ours and the associated liabilities are payable only from the cash flows generated by those assets (i.e. Pass-throughs). As such, these debt holders do not have a secured interest in any other assets of LendingClub. We believe this is a useful measure because it illustrates the overall financial stability and operating leverage of the Company.

	March 31, 2021				December 31, 2020
	Retail Program (1)	Consolidated VIEs (2)(4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	Consolidated VIEs (2)(4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets (5)
Total cash and cash equivalents	$—	$—	$831,800	$831,800	$—	$—	$524,963	$524,963
Restricted cash	—	15,229	123,851	139,080	—	13,473	90,049	103,522
Securities available for sale at fair value	—	—	274,419	274,419	—	—	142,226	142,226
Loans held for sale at fair value (4)	—	79,281	87,342	166,623	—	92,802	29,100	121,902
Loans and leases held for investment, net	—	—	2,079,300	2,079,300	—	—	—	—
Retail and certificate loans held for investment at fair value	470,880	36,277	—	507,157	584,066	52,620	—	636,686
Other loans held for investment at fair value (4)	—	38,680	3,805	42,485	—	46,120	3,834	49,954
Property, equipment and software, net	—	—	95,313	95,313	—	—	96,641	96,641
Goodwill	—	—	75,717	75,717	—	—	—	—
Other assets	2,879	828	275,488	279,195	3,797	1,134	182,468	187,399
Total assets	$473,759	$170,295	$3,847,035	$4,491,089	$587,863	$206,149	$1,069,281	$1,863,293
Liabilities and Equity(5)
Total deposits	$—	$—	$2,373,437	$2,373,437	$—	$—	$—	$—
Short-term borrowings	—	—	90,091	90,091	—	—	104,989	104,989
Advances from PPPLF	—	—	370,086	370,086	—	—	—	—
Retail notes, certificates and secured borrowings at fair value	470,880	36,277	46	507,203	584,066	52,620	88	636,774
Payable on Structured Program borrowings (4)	—	133,499	—	133,499	—	152,808	—	152,808
Other long-term debt	—	—	18,572	18,572	—	—	—	—
Other liabilities	2,879	519	261,668	265,066	3,797	721	240,033	244,551
Total liabilities	473,759	170,295	3,113,900	3,757,954	587,863	206,149	345,110	1,139,122
Total equity	—	—	733,135	733,135	—	—	724,171	724,171
Total liabilities and equity	$473,759	$170,295	$3,847,035	$4,491,089	$587,863	$206,149	$1,069,281	$1,863,293
(1)    Represents loans held for investment at fair value that are funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that are funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail Program notes of $18.4 million and $28.9 million was equally matched and offset by interest income from the related loans of $18.4 million and $28.9 million for the first quarters of 2021 and 2020, respectively, resulting in no net effect on our net interest income.
(2)    Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. Interest expense on these liabilities owned by third parties of $5.1 million and $10.5 million was equally matched and offset by interest income on the loans of $5.1 million and $10.5 million for the first quarters of 2021 and 2020, respectively, resulting in no net effect on our net interest income. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale at fair value,” “Other loans held for investment at fair value” and “Restricted cash,” respectively, within the “All Other LendingClub” column.
(3)    Represents all other assets and liabilities of LendingClub, other than those related to our Retail Program and certain consolidated VIEs, but includes any economic interests held by LendingClub, including retained interests, residuals and equity of those consolidated VIEs.
(4)    The Company has sponsored Structured Program transactions that have been consolidated, resulting in an increase to “Other loans held for investment at fair value,” “Loans held for sale at fair value” and the related “Payable on Structured Program borrowings.”
(5)    Prior period amounts have been reclassified to conform to the current period presentation.